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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                   ----------

                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                November 4, 1997

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                                   TEXACO INC.
             (Exact name of registrant as specified in its charter)



           Delaware                        1-27                74-1383447
(State or other jurisdiction of      (Commission File       (I.R.S. Employer
         incorporation)                  Number)          Identification Number)



     2000 Westchester Avenue,                                   10650
      White Plains, New York                                  (Zip Code)
(Address of principal executive offices)

                                 (914) 253-4000

              (Registrant's telephone number, including  area code)


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Item 5. Other Events
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                  On November 4, 1997, the  shareholders of Monterey  Resources,
                  Inc. ("Monterey"), approved the merger of Monterey with a subsidiary of the Registrant, and the merger became effective on that date. Under the terms of the merger, Monterey shareholders will receive 0.3471 shares of Texaco Common Stock for each share of Monterey Common Stock, which will result in the issuance of 19,018,624 shares of Texaco Inc. Common Stock, if all Monterey shares are converted. As a result of the merger, Monterey became a wholly-owned subsidiary of the Registrant.


                  In this connection, on November 4, 1997, the Registrant issued a Press Release entitled "Monterey Resources Shareholders Approve Merger With Texaco," a copy of which is attached hereto as Exhibit 99.1 and made a part hereof.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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            99.1  Press  Release  issued  by Texaco Inc. dated November 4, 1997,
                  entitled  "Monterey  Resources  Shareholders  Approve   Merger
                  with Texaco."




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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                                 TEXACO INC.
                                                           ---------------------
                                                                (Registrant)





                                                      By:       R. E. KOCH
                                                           ---------------------
                                                           (Assistant Secretary)





Date:  November 6, 1997
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